UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024 (December 13, 2024)

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Registered Direct Offering

On December 13, 2024, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario ("Flora" or the "Company"), entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain institutional investors (the "Investors") in connection with the issuance and sale by the Company in a registered direct offering (the "Registered Direct Offering") of 2,850,000 of the Company's common shares, no par value per share (the "Common Shares" and, such number of Common Shares issued and sold in the Registered Direct Offering, the "Offered Shares"), pursuant to the Company's effective shelf registration statement on Form S-3, as amended (File No. 333-274204), and a related base prospectus, together with the related prospectus supplement dated as of December 13, 2024 (such registration statement, prospectus and prospectus supplement, collectively, the "Registration Statement"), filed with the Securities and Exchange Commission.

Pursuant to a placement agent agreement dated December 13, 2024 (the "Placement Agent Agreement"), Aegis Capital Corp. ("Aegis") acted as placement agent in connection with the Registered Direct Offering. The Company agreed to pay Aegis a placement commission equal to 7.0% of the gross proceeds raised in the Registered Direct Offering or a 3.0% placement commission for any investors introduced by the Company to Aegis who are not existing Aegis investors. The Company will also reimburse Aegis for legal fees of up to $75,000 and other reasonable and documented out-of-pocket expenses incurred in connection with the Registered Direct Offering.

The net proceeds from the Registered Direct Offering were approximately $3.1 million after deducting Aegis' fees and other estimated expenses relating to the Registered Direct Offering. The Company intends to use the net proceeds from the Registered Direct Offering, together with its existing cash, for general corporate purposes and working capital.

The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investors. Additionally, the Company has agreed to provide the Investors with customary indemnification under the Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The closing of the issuance of the Offered Shares is expected to occur on December 16, 2024.

The foregoing description of the Securities Purchase Agreement and the Placement Agent Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement and the Placement Agent Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Report on Form 8-K and are incorporated by reference herein and into the Registration Statement.

Copies of the opinion of Miller Thomson LLP regarding the validity of the Offered Shares is filed as Exhibit 5.1 to this Report on Form 8-K and are incorporated by reference into the Company's registration statement on Form S-3 (File No. 333-274204), filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Miller Thomson LLP
10.1	Securities Purchase Agreement, dated December 13, 2024, by and between the Company and the purchasers identified therein
10.2	Placement Agent Agreement, dated as of December 13, 2024, by and between the Company and Aegis
23.1	Consent of Miller Thomson LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: December 16, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer